FOR IMMEDIATE RELEASE                        EXHIBIT 99.1

SELECT COMFORT PROVIDES UPDATE ON ERP SYSTEM IMPLEMENTATION

Announces First Quarter Results will be Released April 28

MINNEAPOLIS - (March 23, 2016) - Select Comfort Corporation (NASDAQ: SCSS) today provided an update on the implementation of its vertically integrated enterprise resource planning (“ERP”) platform.

"We have continued to meet our weekly milestones with our ERP system implementation and returned to normal home delivery lead times this week as planned," said Shelly Ibach, president and chief executive officer of Select Comfort. "We will provide a complete progress update on our first quarter call next month.”

First Quarter 2016 earnings
Management will host its regularly scheduled conference call to discuss the company’s results for the first quarter ending April 2, 2016 at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) on April 28. To listen to the call, please dial (800) 593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Nearly 30 years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” in 2015 by J.D. Power. As the pioneer in biometric sleep monitoring and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 3,300 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of our more than 490 U.S. Sleep Number® stores or SleepNumber.com.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; Susan.Eich@selectcomfort.com